UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2016

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number including area code: (808) 848-1211

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Note Purchase Agreement

On December 21, 2016, Matson, Inc. (“Matson” or the “Company”) entered into a private placement note purchase agreement (the “2016 Note Purchase Agreement”) with Metropolitan Life Insurance Company and certain other purchasers pursuant to which Matson issued $75 million in 11-year final maturity senior unsecured notes (the “Series A Notes”).  The Series A Notes have a weighted average life of approximately 8.0 years and bear interest at a rate of 3.37 percent, payable semi-annually.  Proceeds of the Series A Notes are expected to be used to pay down the Company’s revolving credit facility and for other general corporate purposes.

The Series A Notes will begin to amortize in December 2021, with principal payments of $5.8 million in 2021 and $11.5 million per year, paid semi-annually, from 2022 through 2027.

Matson’s obligations under the Series A Notes are guaranteed by Matson’s principal operating subsidiary Matson Navigation Company, Inc., and by certain other subsidiaries.

Principal covenants contained in the 2016 Note Purchase Agreement include, but are not limited to, the requirements that Matson:

a)             Not permit the ratio of debt to consolidated EBITDA to exceed 3.25 to 1.00 for each fiscal four quarter period, except under certain pre-defined circumstances;

b)             Not permit the ratio of consolidated EBITDA to interest expense as of the end of any fiscal four quarter period to be less than 3.50 to 1.00; and

c)              Not permit the aggregate principal amount of Priority Debt (as defined in the 2016 Note Purchase Agreement) at any time to exceed 20% (subject to reduction to 17.5% upon the earlier of December 31, 2017 and upon the occurrence of certain events) of Consolidated Tangible Assets (as defined in the 2016 Note Purchase Agreement); and not permit the aggregate principal amount of Priority Debt that is not Title XI Priority Debt (as defined in the 2016 Note Purchase Agreement) at any time to exceed 10% of Consolidated Tangible Assets, as defined in the 2016 Note Purchase Agreement.

The 2016 Note Purchase Agreement generally will restrict the incurrence of liens except for permitted liens, which include, without limitation, liens securing Title XI Debt (as defined in the 2016 Note Purchase Agreement) up to certain thresholds.  Additionally, prepayment of amounts borrowed under the 2016 Note Purchase Agreement may be made in whole or in part at par plus a yield maintenance premium, as defined in the 2016 Note Purchase Agreement.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the 2016 Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s news release dated December 21, 2016, is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Note Purchase Agreement among Matson, Inc. and the purchasers party thereto, dated as of December 21, 2016.

99.1

News Release dated December 21, 2016. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President and Chief Legal Officer

Dated: December 22, 2016